UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934.

February 22, 2006
Date of Report (Date of Earliest Event Reported)

DNAPrint genomics, Inc.
(Exact name of Registrant as specified in charter)

Commission File Number: 0-31905

Utah	59-2780520
(State of Incorporation)	(I.R.S. Employer I.D. No)

900 Cocoanut Avenue, Sarasota, FL 34236
(Address of Principal Executive Offices)

(941) 366-3400
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Financial Consulting Agreement with Market Pulse, LLC

On February 22, 2006 the Registrant continued its relationship with Market Pulse, LLC (“Market Pulse”) by entering into a Financial Consulting Agreement (“Agreement”). Under the Agreement, Market Pulse will continue developing a program to increase investor awareness of the Registrant, including profiling the Registrant for three months on Market Pulse’s website and in its online newsletter sent to subscribers once a week for the next three months. Additionally, Market Pulse has agreed to distribute the Registrant’s press releases to its subscribers, and may, in its sole discretion, issue investment opinions based on the press releases.

In exchange for the financial consulting services provided to the Registrant, Market Pulse will receive $75,000 and two million restricted shares of the Registrant’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DNAPrint genomics, Inc.

By: /s/Richard Gabriel
Richard Gabriel, President